UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

ConocoPhillips

(Exact name of registrant as specified in its charter)

Delaware	001-32395	01-0562944
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 North Dairy Ashford

Houston, Texas 77079

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 293-1000

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 21, 2011, ConocoPhillips announced the following actions concerning the executive officers of ConocoPhillips upon the repositioning of the Company into an independent upstream energy company. In each case, the appointments will become effective upon completion of the repositioning, currently expected to occur in the second quarter of 2012.

•	Matt Fox, formerly executive vice president, international at Nexen Inc., will become executive vice president, exploration and production.

•	Al Hirshberg, currently senior vice president, planning and strategy, will become executive vice president, technology and projects.

•	Don Wallette, Jr., currently president, Asia Pacific, will become executive vice president, business development and commercial.

Mr. Fox, age 50, served as executive vice president, international at Nexen Inc. since April 2010. Prior to this, Mr. Fox served in a variety of management positions at ConocoPhillips, including president, Canada (2009 to 2010); senior vice president, oil sands (2007 to 2009); and manager, north slope development (2003 to 2007).

Mr. Wallette, age 52, has served as president, Asia Pacific, since August 2010. Prior to his current position, Mr. Wallette served as president Russia/Caspian, a role he held from 2006 to 2010.

The information regarding Mr. Hirshberg required under Items 401 (b), (d) and (e) of Regulation S-K is included under “Executive Officers of the Registrant” on page 28 of ConocoPhillips’ Annual Report on Form 10-K for the year ending December 31, 2010, and is incorporated herein by reference.

Each of these executive officers will participate in the compensation programs as described under “Compensation Discussion and Analysis” beginning on page 24 of ConocoPhillips’ Proxy Statement relating to its 2011 Annual Meeting of Shareholders, as filed with the SEC on March 31, 2011 (and such description is incorporated herein by reference).

In connection with Mr. Fox’s hiring, as an incentive to his acceptance of an employment offer and in recognition of forgone compensation from his prior employer, Mr. Fox was awarded (a) a cash bonus of $1.6 million; and (b) restricted stock units having a grant date value of $4.4 million, with restrictions lapsing in two equal installments on the fourth and fifth anniversaries of his employment date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONOCOPHILLIPS

/s/ Janet Langford Kelly
November 21, 2011	Janet Langford Kelly Senior Vice President, Legal, General Counsel and Corporate Secretary